FIRST AMENDMENT

VIEMED HEALTHCARE, INC.
2024 LONG TERM INCENTIVE PLAN
(Effective June 6, 2024)

The Viemed Healthcare, Inc. 2024 Long Term Incentive Plan (the “Plan”) is hereby amended, effective June 5, 2025, if approved by the Company’s shareholders at the annual general and special meeting of shareholders on June 5, 2025, for Awards granted after the effective date as follows:

1. The first sentence of Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25 hereto, the maximum aggregate number of shares of Stock that may be available for Awards and issuance and reserved for issuance, at any time, under this Plan and the Prior Stock Plans in the aggregate shall be 7,904,769 and may consist of any of the following: shares of Stock held in treasury of the Company, shares of Stock authorized but unissued or shares of Stock reacquired by the Company or any combination of the foregoing.”

2. Section 5.6 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.6 Minimum Vesting Periods

Except as provided in the Carve-Out Exception (as defined below), all Awards shall have a minimum of a one (1) year of Service vesting period for exercise and/or payment whether based on the Participant’s provision of Services or performance criteria; provided, however, that the Committee in its discretion may provide that such minimum one (1) year period may lapse or be waived in connection with or following a Participant’s death, Disability or upon a Change in Control, and provided further that with respect to Director Awards such minimum vesting shall be the earlier of one (1) year of Service or the date of the Company’s next regular annual shareholders’ meeting following the date of the grant of the Award as long as the period is not less than 50 weeks. The foregoing minimum vesting requirement shall not apply with respect to 5% of the maximum number of shares of Stock issuable under Section 4.1, as adjusted by Section 4.2 (such 5% being defined as the “Carve-Out Exception”). To the extent Section 4.1 is amended to increase the number of shares of Stock issuable under the Plan, then 5% of the shares of Stock subject to such increase shall be added to, and increase, the number of shares of Stock subject to the Carve-Out Exception.”

3. Section 9.1(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b) Change in Control. If a Participant’s Service is terminated without Cause or for good reason, as defined in an Award, in connection with or within one (1) year after the Change in Control, all Awards shall vest and become immediately exercisable.”

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of June 5, 2025.

VIEMED HEALTHCARE, INC.

By: /s/ Jeremy Trahan
Name: Jeremy Trahan
Title: EVP General Counsel & Corporate Secretary